The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement, underlier supplement, prospectus supplement and prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

December 2024

Preliminary Pricing Supplement

Dated December 6, 2024

Registration Statement No. 333-282565

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated November 8, 2024, Prospectus Supplement dated November 8, 2024,

Underlier Supplement dated November 8, 2024 and Product Supplement dated November 8, 2024)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities offer the opportunity for investors to earn a contingent quarterly coupon with respect to each determination date on which the closing price of each of the underlying shares is greater than or equal to 75% of its initial share price, which we refer to as its coupon threshold price. In addition, if the closing prices of all of the underlying shares on any determination date (other than first determination date and the final determination date) are greater than or equal to their respective call threshold prices, the securities will be automatically redeemed for an amount per security equal to (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the applicable determination date. No further payments will be made on the securities once they have been redeemed. However, if the closing price of any of the underlying shares on any applicable determination date is less than its call threshold price, the securities will not be automatically redeemed and, if the closing price of any of the underlying shares is less than its coupon threshold price, you will not receive any contingent quarterly coupon with respect to the applicable determination date. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly coupons during the term of the securities. Furthermore, if the final share price of any of the underlying shares is less than 75% of its initial share price, which we refer to as its downside threshold price, BNS will pay you a cash payment per security that will be less than the stated principal amount and you will be exposed on a 1-to-1 basis to the decline of the worst performing of the underlying shares. In this scenario, you will lose a significant portion or all of your investment in the securities. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying shares and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities. Because all payments on the securities are based on the worst performing of the underlying shares, a decline beyond the respective coupon threshold price and/or downside threshold price, as applicable, of any of the underlying shares will result in few or no contingent quarterly coupons and/or a loss of a significant portion and up to your entire investment in the securities even if the other underlying shares appreciate or have not declined as much. These securities are for investors who are willing to risk their entire investment based on the worst performing of three underlying shares and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire term of the securities. The securities are senior unsecured debt securities issued by The Bank of Nova Scotia (“BNS”). The securities are notes issued as part of BNS’ Senior Note Program, Series A.

All payments on the securities are subject to the credit risk of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment in the securities. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	The Bank of Nova Scotia (“BNS”)
Issue:	Senior Note Program, Series A
Underlying shares:

Shares of the Energy Select Sector SPDR® Fund (Bloomberg Ticker: “XLE UP”, the “XLE Shares”)

Shares of the Utilities Select Sector SPDR® Fund (Bloomberg Ticker: “XLU UP”, the “XLU Shares”)

Shares of the Health Care Select Sector SPDR® Fund (Bloomberg Ticker: “XLV UP”, the “XLV Shares”)

Aggregate principal amount:	$
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Minimum investment:	$1,000.00 (1 security)
Pricing date:	December 9, 2024
Original issue date:

December 12, 2024 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:

December 14, 2026, subject to postponement for certain market disruption events and as described under “General Terms of the Notes — Market Disruption Events” and “— Maturity Date” in the accompanying product supplement.

Early redemption:

If the closing prices of all of the underlying shares on any determination date (other than the first determination date and the final determination date) are greater than or equal to their respective call threshold prices, the securities will be automatically redeemed for an amount per security equal to the early redemption payment on the first contingent coupon payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any contingent coupon payment date if the closing price of any of the underlying shares is below the respective initial share price for such underlying shares on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the applicable determination date.
Contingent quarterly coupon:	￭

If the closing prices of all of the underlying shares on any determination date are greater than or equal to their respective coupon threshold prices, we will pay a contingent quarterly coupon of $23.25 (equivalent to 9.30% per annum of the stated principal amount) per security on the related contingent coupon payment date.

￭

 If the closing price of any of the underlying shares on any determination date is less than its coupon threshold price, we will not pay a contingent quarterly coupon with respect to that determination date.

Determination dates:

March 10, 2025, June 9, 2025, September 9, 2025, December 9, 2025, March 9, 2026, June 9, 2026, September 9, 2026 and December 9, 2026, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Notes — Market Disruption Events” and “— Valuation Dates” in the accompanying product supplement). We also refer to December 9, 2026 as the final determination date.

Contingent coupon payment dates:

March 13, 2025, June 12, 2025, September 12, 2025, December 12, 2025, March 12, 2026, June 12, 2026, September 14, 2026 and the maturity date, subject to postponement for non-business days and as described under “General Terms of the Securities — Coupon Payment Dates” and “— Maturity Date” in the accompanying product supplement.

Payment at maturity:	￭	If the final share prices of all of the underlying shares are greater than or equal to their respective downside threshold prices:	(i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the final determination date
	￭	If the final share price of any of the underlying shares is less than its downside threshold price:	(i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying shares.

If the final share price of any of the underlying shares is less than its downside threshold price, the payment at maturity will be less than 75% of the stated principal amount and could be as low as zero.

Underlying return:	With respect to each of the underlying shares, (final share price – initial share price) / initial share price
Initial share price(1):

$•, which is the closing price of the XLE Shares on the pricing date

$•, which is the closing price of the XLU Shares on the pricing date

$•, which is the closing price of the XLV Shares on the pricing date

Worst performing underlying shares:	The underlying shares with the lowest underlying return
Call threshold price(1):

$•, which is equal to 100% of the initial share price of the XLE Shares

$•, which is equal to 100% of the initial share price of the XLU Shares

$•, which is equal to 100% of the initial share price of the XLV Shares

Coupon threshold price(1):

$•, which is equal to 75% of the initial share price of the XLE Shares

$•, which is equal to 75% of the initial share price of the XLU Shares

$•, which is equal to 75% of the initial share price of the XLV Shares

Downside threshold price(1):

$•, which is equal to 75% of the initial share price of the XLE Shares

$•, which is equal to 75% of the initial share price of the XLU Shares

$•, which is equal to 75% of the initial share price of the XLV Shares

Final share price(1):	With respect to each of the underlying shares, the closing price on the final determination date
CUSIP / ISIN:	06418TDT3 / US06418TDT34
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	Scotia Capital Inc.
Agent:	Scotia Capital (USA) Inc. (“SCUSA”), an affiliate of BNS. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).”
Estimated value on the pricing date:

Expected to be between $929.05 and $959.05 per stated principal amount, which will be less than the issue price listed above. See “Additional Information About the Securities — Additional information regarding estimated value of the securities” herein and “Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page 15 of this document for additional information. The actual value of your securities at any time will reflect many factors and cannot be predicted with accuracy.

Commissions and issue price:		Price to Public(2)	Fees and Commissions(2)	Proceeds to Issuer
Per security		$1,000.00	$17.50(a)	$977.50
+ $5.00(b)
$22.50
Total		$	$	$
(1)

As determined by the calculation agent and as may be adjusted in the case of certain adjustment events as described under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Unavailability of the Closing Value of a Reference Equity” and “— Anti-Dilution Adjustments Relating to a Reference Equity”, as described in the accompanying product supplement.

(2)

SCUSA will purchase the securities at the stated principal amount and, as part of the distribution of the securities, will sell the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)	a fixed sales commission of $17.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the underlier supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

The securities are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other government agency of Canada, the U.S. or any other jurisdiction. The securities are not bail-inable debt securities under the CDIC Act.

You should read this document together with the accompanying product supplement, underlier supplement, prospectus supplement and the prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated November 8, 2024	Underlier supplement dated November 8, 2024	Prospectus supplement dated November 8, 2024	Prospectus dated November 8, 2024

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

Additional Information About BNS and the Securities

You should read this pricing supplement together with the prospectus dated November 8, 2024, as supplemented by the prospectus supplement dated November 8, 2024, the underlier supplement dated November 8, 2024 and the product supplement (Market-Linked Notes, Series A) dated November 8, 2024, relating to our Senior Note Program, Series A, of which these securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement.

The securities may vary from the terms described in the accompanying prospectus, prospectus supplement, underlier supplement and product supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product supplement; third, the accompanying underlier supplement; fourth, the accompanying prospectus supplement; and last, the accompanying prospectus. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).

This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, in “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and in “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus, as the securities involve risks not associated with conventional debt securities.

We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities in light of your particular circumstances.

You may access these documents on the SEC website at www.sec.gov as follows:

♦Product Supplement (Market-Linked Notes, Series A) dated November 8, 2024:
http://www.sec.gov/Archives/edgar/data/9631/000183988224038316/bns_424b2-21309.htm

♦Underlier Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038308/bns_424b2-21314.htm

♦Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

♦Prospectus dated November 8, 2024:
http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

References to “BNS”, “we”, “our” and “us” refer only to The Bank of Nova Scotia and not to its consolidated subsidiaries and references to the “Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period” or the “securities” refer to the securities that are offered hereby. Also, references to the “accompanying product supplement” mean the BNS product supplement, dated November 8, 2024, references to the “accompanying underlier supplement” mean the BNS underlier supplement, dated November 8, 2024, references to the “accompanying prospectus supplement” mean the BNS prospectus supplement, dated November 8, 2024 and references to the “accompanying prospectus” mean the BNS prospectus, dated November 8, 2024.

BNS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, BNS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case BNS may reject your offer to purchase.

December 2024	Page 2

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period

Principal at Risk Securities

The Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026 Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund, which we refer to as the securities, provide an opportunity for investors to earn a contingent quarterly coupon, which is an amount equal to $23.25 (equivalent to 9.30% per annum of the stated principal amount) per security, with respect to each determination date on which the closing prices or the final share prices, as applicable, of all of the underlying shares are greater than or equal to 75% of their respective initial share prices, which we refer to as the coupon threshold prices. The contingent quarterly coupon, if any, will be payable on the relevant contingent coupon payment date specified on the cover hereof, which will generally be the third business day after the related determination date, except that the contingent coupon payment date for the final determination date will be the maturity date. It is possible that the closing prices of one or more of the underlying shares could remain less than their respective coupon threshold prices for extended periods of time or even throughout the term of the securities such that you may receive few or no contingent quarterly coupons.

If the closing prices of all of the underlying shares on any determination date (other than the first determination date and the final determination date) are greater than or equal to their respective call threshold prices, the securities will be automatically redeemed for an amount per security equal to the early redemption payment, which will be (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the applicable determination date. If the securities have not previously been redeemed and the final share prices of all of the underlying shares are greater than or equal to their respective coupon threshold prices and 75% of their respective initial share prices, which we refer to as the downside threshold prices, the payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the final determination date. If, however, the securities are not redeemed prior to maturity and the final share price of any of the underlying shares is less than its downside threshold price, investors will be exposed on a 1-to-1 basis to the decline of the worst performing of the underlying shares. The value of the payment received by investors at maturity will be less than 75% of the stated principal amount of the securities and could be as low as zero.

Investors in the securities must be willing to accept the risk of losing their entire investment in the securities and also the risk of not receiving any contingent quarterly coupons during the term of the securities. In addition, investors will not participate in any appreciation of the underlying shares and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

December 2024	Page 3

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

Key Investment Rationale

The securities offer the opportunity for investors to earn a contingent quarterly coupon equal to $23.25 (equivalent to 9.30% per annum of the stated principal amount) per security, with respect to each determination date on which the closing prices or the final share prices, as applicable, of all of the underlying shares are greater than or equal to 75% of their respective initial share prices, which we refer to as the coupon threshold prices. The securities may be redeemed prior to maturity beginning on the second determination date at a price equal to the early redemption payment, which will be (i) the stated principal amount per security plus (ii) the contingent quarterly coupon otherwise payable with respect to the applicable determination date. The payment at maturity will vary depending on the final share prices, as follows:

Scenario 1

On any of the determination dates (other than the first determination date and the final determination date), the closing prices of all of the underlying shares are greater than or equal to their respective call threshold prices.

￭

The securities will be automatically redeemed for an amount per security equal to the early redemption payment, which will be (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the applicable determination date.

￭

Investors will not participate in any appreciation of the underlying shares from their respective initial share prices and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

Scenario 2

The securities are not automatically redeemed prior to maturity and the final share prices of all of the underlying shares are greater than or equal to their respective downside threshold prices and coupon threshold prices.

	￭	The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the final determination date.
￭

Investors will not participate in any appreciation of the underlying shares from their respective initial share prices and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

Scenario 3	The securities are not automatically redeemed prior to maturity and the final share price of any of the underlying shares is less than its downside threshold price and coupon threshold price.
	￭	The payment due at maturity will be equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying shares.
	￭	Investors will lose a significant portion, and may lose all, of their investment in the securities in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion, and may lose all, of your investment in the securities. Any payment on the securities, including payments in respect of an early redemption, contingent quarterly coupon or any repayment of principal provided at maturity, is dependent on the ability of BNS to satisfy its obligations when they come due. If BNS is unable to meet its obligations, you may not receive any amounts due to you under the securities and you could lose your entire investment in the securities.

The securities will not pay a contingent quarterly coupon on a contingent coupon payment date (including the maturity date) if the closing price of any of the underlying shares on the applicable determination date is less than its coupon threshold price. The securities will not be automatically redeemed if the closing price of any of the underlying shares on an applicable determination date other than the final determination date is less than its call threshold price. If the securities are not redeemed prior to maturity and the final share price of any of the underlying shares is less than its downside threshold price, you will lose a significant portion, and may lose all, of your investment in the securities.

December 2024	Page 4

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

Investor Suitability

The securities may be suitable for you if:

￭You fully understand and are willing to accept the risks of an investment in the securities, including the risk that you may lose up to 100% of your investment in the securities.

￭You can tolerate a loss of a significant portion or all of your investment and are willing to make an investment that may have the same downside market risk as a direct investment in the worst performing of the underlying shares

￭You understand and accept that the securities are not linked to a basket of the underlying shares and that you will be exposed to the market risk of each of the underlying shares on each determination date

￭You believe that the closing price of each of the underlying shares on each determination date will be greater than or equal to its coupon threshold price

￭You believe that the final share price of each of the underlying shares will be greater than or equal to its downside threshold price

￭You understand and accept that (i) you will not participate in any appreciation in the price of any of the underlying shares and that any potential positive return is limited to the contingent quarterly coupons specified on the cover hereof and (ii) you may receive few or no contingent quarterly coupons during the term of the securities

￭You can tolerate fluctuations in the market prices of the securities prior to maturity that may be similar to or exceed the fluctuations in the prices of the underlying shares

￭You are willing to forgo any dividends paid on underlying shares and you do not seek guaranteed current income from this investment

￭You are willing to invest in securities that may be redeemed prior to the maturity date, you are otherwise willing to hold such securities to maturity, a term of approximately 2 years, and you accept that there may be little or no secondary market for the securities

￭You understand and are willing to accept the risks associated with the underlying shares

￭You are willing to assume the credit risk of BNS for all payments under the securities, and you understand that if BNS defaults on its obligations you may not receive any amounts due to you including any repayment of principal

The securities may not be suitable for you if:

￭You do not fully understand or are unwilling to accept the risks of an investment in the securities, including the risk that you may lose up to 100% of your investment in the securities

￭You require an investment designed to provide a full return of principal at maturity

￭You cannot tolerate a loss of a significant portion or all of your investment, or you are not willing to make an investment that may have the same downside market risk as a direct investment in the worst performing of the underlying shares

￭You do not understand or cannot accept that the securities are not linked to a basket of the underlying shares and that you will be exposed to the market risk of each of the underlying shares on each determination date

￭You believe that the closing price of any of the underlying shares on each determination date is likely to be less than its coupon threshold price

￭You believe that the final share price of any of the underlying shares is likely to be less than its downside threshold price

￭You do not understand or cannot accept that the risks of each of the underlying shares are not mitigated by the performance of any other underlying shares, or you cannot accept the risks of investing in securities with a return based on the worst performing of the underlying shares

￭You seek an investment that participates in the full appreciation in the prices of the underlying shares or that has unlimited return potential

￭You cannot tolerate fluctuations in the market prices of the securities prior to maturity that may be similar to or exceed the fluctuations in the prices of the underlying shares

December 2024	Page 5

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

￭You prefer to receive the dividends paid on the underlying shares or you seek guaranteed current income from this investment

￭You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 2 years, or you seek an investment for which there will be an active secondary market

￭You do not understand or are not willing to accept the risks associated with the underlying shares

￭You are not willing to assume the credit risk of BNS for all payments under the securities, including any repayment of principal

December 2024	Page 6

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices and (2) the final share prices.

Diagram #1: Determination Dates Other Than the First Determination Date and the Final Determination Date

Diagram #2: Payment at Maturity if No Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

December 2024	Page 7

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your securities will be determined on the pricing date and will be specified in the final pricing supplement). All payments on the securities are subject to the credit risk of BNS.

Hypothetical Initial Share Price:
Underlying Shares A:	$100.00
Underlying Shares B:	$80.00
Underlying Shares C:	$150.00
Hypothetical Call Threshold Price:
Underlying Shares A:	$100.00, which is 100% of the hypothetical initial share price
Underlying Shares B:	$80.00, which is 100% of the hypothetical initial share price
Underlying Shares C:	$150.00, which is 100% of the hypothetical initial share price
Hypothetical Coupon Threshold Price:
Underlying Shares A:	$75.00, which is 75% of the hypothetical initial share price
Underlying Shares B:	$60.00, which is 75% of the hypothetical initial share price
Underlying Shares C:	$112.50, which is 75% of the hypothetical initial share price
Hypothetical Downside Threshold Price:
Underlying Shares A:	$75.00, which is 75% of the hypothetical initial share price
Underlying Shares B:	$60.00, which is 75% of the hypothetical initial share price
Underlying Shares C:	$112.50, which is 75% of the hypothetical initial share price
Hypothetical Contingent Quarterly Coupon:	$23.25 (equivalent to 9.30% per annum of the stated principal amount) per security
Stated Principal Amount:	$1,000.00 per security

In Examples 1 and 2, the closing prices of the underlying shares fluctuate over the term of the securities and the closing prices of all of the underlying shares are greater than or equal to their respective hypothetical call threshold prices on a determination date (other than the first determination date and the final determination date). Because the closing prices of all of the underlying shares are greater than their respective call threshold prices on one of the determination dates (other than the first determination date and the final determination date), the securities are automatically redeemed on the relevant contingent coupon payment date. In Examples 3 and 4, the closing price of at least one of the underlying shares on each of the determination dates (other than the first determination date and the final determination date) is less than its call threshold price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1					Example 2
Determination Dates	Hypothetical Closing Price Underlying Shares A	Hypothetical Closing Price Underlying Shares B	Hypothetical Closing Price Underlying Shares C	Contingent Quarterly Coupon	Early Redemption Payment*	Hypothetical Closing Price Underlying Shares A	Hypothetical Closing Price Underlying Shares B	Hypothetical Closing Price Underlying Shares C	Contingent Quarterly Coupon	Early Redemption Payment*
#1	$110.00 (at or above coupon threshold price and call threshold price)	$85.00 (at or above coupon threshold price and call threshold price)	$160.00 (at or above coupon threshold price and call threshold price)	$23.25	Not Callable	$80.00 (at or above coupon threshold price; below call threshold price)	$70.00 (at or above coupon threshold price; below call threshold price)	$123.00 (at or above coupon threshold price; below call threshold price)	$23.25	N/A
#2	$115.00 (at or above coupon threshold price and call threshold price)	$87.00 (at or above coupon threshold price and call threshold price)	$165.00 (at or above coupon threshold price and call threshold price)	$23.25	$1,023.25	$50.00 (below coupon threshold price and call threshold price)	$75.00 (at or above coupon threshold price; below call threshold price)	$125.00 (at or above coupon threshold price; below call threshold price)	$0.00	N/A
#3	N/A	N/A	N/A	N/A	N/A	$120.00 (at or above coupon threshold price and call threshold price)	$96.00 (at or above coupon threshold price and call threshold price)	$180.00 (at or above coupon threshold price and call threshold price)	$23.25	$1,023.25
#4 - #7	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

December 2024	Page 8

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A					N/A

* The early redemption payment includes the unpaid contingent quarterly coupon with respect to the determination date on which the closing prices of all of the underlying shares are greater than or equal to their respective call threshold prices and the securities are redeemed as a result.

￭In Example 1, the securities are automatically redeemed following the second determination date as the closing prices of all of the underlying shares on such determination date are greater than or equal to their respective call threshold prices. Although the closing prices of all of the underlying shares on the first determination date are equal to or greater than their respective call threshold prices (and therefore equal to or greater than their respective coupon threshold prices), the securities are not callable on the first determination date and you will receive only the contingent quarterly coupon with respect to the first determination date. Because the closing prices of all of the underlying shares on the second determination date are greater than or equal to their respective coupon threshold prices, on the corresponding contingent coupon payment date, you receive an early redemption payment of $1,023.25, which includes the contingent quarterly coupon with respect to the second determination date.

 In this example, the early redemption feature limits the term of your investment to approximately 6 months and you may not be able to reinvest at a comparable risk or yield. You will not receive any further payments on the securities following an early redemption. When added to the contingent quarterly coupon of $23.25 received in respect of the first determination date, your total payment per security in this example is $1,046.50 (a total return of 4.65% on the securities).

￭In Example 2, the securities are redeemed following the third determination date as the closing prices of all of the underlying shares on such determination date are greater than or equal to their respective call threshold prices. As the closing prices of all of the underlying shares on the first determination date are greater than or equal to their respective coupon threshold prices, you receive the contingent quarterly coupon of $23.25 with respect to the such determination date. Because, however, the closing price of at least one of the underlying shares on the second determination date is less than its coupon threshold price, no contingent quarterly coupon is made with respect to such determination date.

On the contingent coupon payment date corresponding to the third determination date, you receive an early redemption payment of $1,023.25, which includes the contingent quarterly coupon with respect to such determination date.

 In this example, the early redemption feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at a comparable risk or yield. If the securities are redeemed early, you will stop receiving contingent quarterly coupons. Further, although all of the underlying shares have appreciated by 20% from their respective initial share prices on the third determination date, you only receive $1,023.25 per security and do not benefit from such appreciation. Your total payment per security in this example is $1,046.50 (a total return of 4.65% on the securities).

	Example 3					Example 4
Determination Dates	Hypothetical Closing Price Underlying Shares A	Hypothetical Closing Price Underlying Shares B	Hypothetical Closing Price Underlying Shares C	Contingent Quarterly Coupon	Early Redemption Payment	Hypothetical Closing Price Underlying Shares A	Hypothetical Closing Price Underlying Shares B	Hypothetical Closing Price Underlying Shares C	Contingent Quarterly Coupon	Early Redemption Payment
#1	$70.00 (below coupon threshold price and call threshold price)	$40.00 (below coupon threshold price and call threshold price)	$90.50 (below coupon threshold price and call threshold price)	$0.00	N/A	$58.00 (below coupon threshold price and call threshold price)	$47.00 (below coupon threshold price and call threshold price)	$100.00 (below coupon threshold price and call threshold price)	$0.00	N/A
#2	$55.00 (below coupon threshold price and call threshold price)	$65.00 (at or above coupon threshold price; below call threshold price)	$70.00 (below coupon threshold price and call threshold price)	$0.00	N/A	$79.00 (at or above coupon threshold price; below call threshold price)	$40.00 (below coupon threshold price and call threshold price)	$125.00 (at or above coupon threshold price; below call threshold price)	$0.00	N/A
#3	$62.50 (below coupon threshold price and call threshold price)	$45.00 (below coupon threshold price and call threshold price)	$103.00 (below coupon threshold price and call threshold price)	$0.00	N/A	$40.00 (below coupon threshold price and call threshold price)	$55.00 (below coupon threshold price and call threshold price)	$88.00 (below coupon threshold price and call threshold price)	$0.00	N/A

December 2024	Page 9

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

#4 - #7	Various (all below coupon threshold price and call threshold price)	Various (all below coupon threshold price and call threshold price)	Various (all below coupon threshold price and call threshold price)	$0.00	N/A	Various (all below coupon threshold price and call threshold price)	Various (all below coupon threshold price and call threshold price)	Various (all below coupon threshold price and call threshold price)	$0.00	N/A
Final Determination Date	$83.00 (at or above downside threshold price and coupon threshold price)	$64.00 (at or above downside threshold price and coupon threshold price)	$130.00 (at or above downside threshold price and coupon threshold price)	$23.25*	N/A	$89.00 (at or above downside threshold price and coupon threshold price)	$32.00 (below downside threshold price and coupon threshold price)	$120.00 (at or above downside threshold price and coupon threshold price)	$0.00	N/A
Payment at Maturity	$1,023.25					$400.00

* The final contingent quarterly coupon, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final share price.

￭In Example 3, the closing price of at least one of the underlying shares on each determination date prior to the final determination date is less than its coupon threshold price and the closing price of at least one of the underlying shares is less than its call threshold price. As a result, you do not receive a contingent quarterly coupon with respect to any of those determination dates and the securities are not automatically redeemed prior to maturity. Because the closing prices of all of the underlying shares on the final determination date are greater than or equal to their respective downside threshold prices and coupon threshold prices, at maturity you receive the stated principal amount plus the contingent quarterly coupon with respect to the final determination date. Your payment at maturity is calculated as follows:

$1,000.00 + $23.25 = $1,023.25

In this example, you receive the stated principal amount per security plus the contingent quarterly coupon, equal to a total payment of $1,023.25 per security at maturity. Your total payment per security in this example is $1,023.25 (a total return of 2.325% on the securities).

￭In Example 4, the closing price of at least one of the underlying shares on each determination date throughout the term of the securities is less than its coupon threshold price and call threshold price. As a result, you do not receive any contingent quarterly coupon during the term of the securities and the securities are not automatically redeemed prior to maturity. Furthermore, because the final share price of at least one of the underlying shares is less than its downside threshold price, you receive a cash payment at maturity calculated as follows:

$1,000.00 + ($1,000.00 × underlying return of the worst performing underlying shares)

= $1,000.00 + ($1,000.00 × -60.00%)
 = $400.00

In this example, your payment at maturity is significantly less than the stated principal amount and you will receive a total cash payment per security at maturity equal to $400.00 (a loss of 60.00% on the securities).

We make no representation or warranty as to which of the underlying shares will be the worst performing of the underlying shares for the purposes of calculating your actual payment at maturity.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that BNS is not necessarily obligated to repay the full amount of your investment in the securities. If the securities are not redeemed prior to maturity and the final share price of any underlying shares is less than its downside threshold price, BNS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss on your stated principal amount that is equal to the underlying return of the worst performing underlying shares. In such circumstances, the amount that you receive at maturity will be less than 75.00% of the stated principal amount and you may lose your entire investment in the securities.

The securities will not pay a contingent quarterly coupon if the closing price of any underlying shares on any determination date is less than its downside threshold price. The securities will not be automatically redeemed with respect to any determination date in respect of which an automatic call may occur unless the closing price of all of the underlying shares on the relevant determination date is greater than or equal to its respective call threshold price.

December 2024	Page 10

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

You will be exposed to the market risk of each of the underlying shares on each determination date (including the final determination date) and any decline in the price of one of the underlying shares may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the price of any other underlying shares. Any payment to be made on the securities, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. If BNS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose your entire investment in the securities.

December 2024	Page 11

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

￭Risk of loss at maturity. The securities differ from ordinary debt securities in that BNS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, BNS will repay you the stated principal amount of your securities in cash only if the final share prices of all of the underlying shares are greater than or equal to their respective downside threshold prices and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final share price of any of the underlying shares is less than its downside threshold price, you will receive a cash payment per security that will be less than the stated principal amount and you will be exposed on a 1-to-1 basis to the decline of the worst performing of the underlying shares. You may lose your entire investment in the securities.

￭Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your investment even if the then-current prices of all of the underlying shares are greater than or equal to their respective downside threshold prices.

￭You may not receive any contingent quarterly coupons. BNS will not necessarily make periodic payments on the securities. If the closing price of any of the underlying shares on any determination date is less than its coupon threshold price, BNS will not pay you the contingent quarterly coupon applicable to such determination date. If the closing price of any of the underlying shares is less than its coupon threshold price on each of the determination dates, BNS will not pay you any contingent quarterly coupons during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent quarterly coupon coincides with a period of greater risk of principal loss on your securities.

￭Greater expected volatility with respect to, and lower expected correlation of, the underlying shares generally reflects a higher contingent quarterly coupon and a higher expectation as of the pricing date that the closing price of any of the underlying shares could be less than its downside threshold price. Greater expected volatility with respect to, and lower expected correlation of, the underlying shares reflects a higher expectation as of the pricing date that the final share price of any of the underlying shares could be less than its downside threshold price. “Volatility” refers to the frequency and magnitude of changes in the price of any of the underlying shares. This greater expected risk will generally be reflected in a higher contingent quarterly coupon for that security. However, while the contingent quarterly coupon is set on the pricing date based, in part, on the correlations of the underlying shares and each of the underlying shares’ volatility calculated using our internal models, an underlying shares’ volatility, and the correlation of the underlying shares, can change significantly over the term of the securities. The price of any of the underlying shares could fall sharply, which could result in the loss of a significant portion or all of your investment in the securities.

￭The securities are subject to reinvestment risk in the event of an early redemption. The securities will be automatically redeemed prior to maturity if the closing prices of all of the underlying shares on any determination date (other than the first determination date and the final determination date) are greater than or equal to their call threshold prices and you will not receive any more contingent quarterly coupons after the related contingent coupon payment date. Conversely, the securities will not be automatically redeemed when the closing price of any one of the underlying shares on any applicable determination date is less than its call threshold price, which generally coincides with a greater risk of principal loss on your securities. The securities could be redeemed as early as the second contingent coupon payment date, potentially limiting your investment to a term of approximately 6 months. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

￭The contingent quarterly coupon, if any, is based solely on the closing price of each of the underlying shares on only the related determination date. Whether the contingent quarterly coupon will be paid on any contingent coupon payment date will be based on the closing price of each of the underlying shares on the relevant determination date. As a result, you will not know whether you will receive the contingent quarterly coupon on any determination date until the related determination date. Moreover, because the contingent quarterly coupon is based solely on the value of each of the underlying shares on a specific determination date, if the closing price of any of the underlying shares on any determination date is below its coupon threshold price, you will not receive the contingent quarterly coupon with respect to such determination date, even if the price of such underlying shares was greater than or equal to its respective coupon threshold price on other days during the term of the securities, and even if the closing price(s) of one or both of the other underlying shares are at or above their respective coupon threshold prices.

December 2024	Page 12

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

￭Your potential return on the securities is limited, you will not participate in any appreciation of the underlying shares and you will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities. The return potential of the securities is limited to the contingent quarterly coupons, regardless of the appreciation of the underlying shares. In addition, your return on the securities will vary based on the number of determination dates on which the requirements of the contingent quarterly coupon have been met prior to maturity or an early redemption. Furthermore, if the securities are redeemed prior to maturity, you will not receive any contingent quarterly coupons or any other payment in respect of any determination dates after the applicable contingent coupon payment date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed prior to maturity, you may be subject to the depreciation in the price of the worst performing of the underlying shares even though you cannot participate in any appreciation in the prices of the underlying shares. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the stocks comprising the relevant underlying shares (the “underlying constituent stocks”).

￭You are exposed to the market risk of each of the underlying shares. Your return on the securities is not linked to a basket consisting of the underlying shares. Rather, it will be contingent upon the performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each of the underlying shares. Poor performance by any one of the underlying shares may negatively affect your return and will not be offset or mitigated by the performance of any other underlying shares. Accordingly, your investment is subject to the market risk of each of the underlying shares.

￭Because the securities are linked to the performance of more than one of the underlying shares, there is an increased probability that you will not receive a contingent quarterly coupon on any determination date and that you will lose a significant portion or all of your investment in the securities. The risk that you will not receive a contingent quarterly coupon on any determination date and that you will lose a significant portion or all of your investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying shares if their terms are otherwise substantially similar. With a greater total number of underlying shares, it is more likely that the closing price or the final share price, as applicable, of any of the underlying shares will be less than its coupon threshold price and/or downside threshold price. Therefore, it is more likely that you will (a) not receive any contingent quarterly coupons and/or (b) receive an amount in cash that is worth less than your stated principal amount on the maturity date than would have been the case had the securities been linked to only one of the underlying shares. In addition, if the performances of the underlying shares are not correlated to each other, the risk that the closing price (on any determination date other than the final determination date) or the final share price, as applicable, of any of the underlying shares is less than its coupon threshold price or downside threshold price is even greater.

Risks Relating to Characteristics of the Underlying Shares

￭The price of each of the underlying shares will be affected by various factors that interact in complex and unpredictable ways. The return on the securities, which may be negative, is linked to the performance of each of the underlying shares and indirectly linked to the value of the underlying constituent stocks. The price of each of the underlying shares can rise or fall sharply due to factors specific to such underlying shares or its underlying constituent stocks and their issuers (the “underlying constituent stock issuers”), such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic, political and other conditions. You, as an investor in the securities, should make your own investigation into the underlying shares and the underlying constituent stocks. For additional information regarding the underlying shares, please see “Information About the Underlying Shares” below and the SEC filings referred to in that section. We urge you to review financial and other information filed periodically regarding the underlying shares with the SEC.

￭There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the prices of the underlying shares will rise or fall and there can be no assurance that the closing price of each of the underlying shares on any determination date will be greater than or equal to its coupon threshold price, or, if the securities are not redeemed prior to maturity, that the final share price of each of the underlying shares on the final valuation date will be greater than or equal to its downside threshold price. The prices of the underlying shares will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying constituent stock issuers. You should be willing to accept the risks associated with the relevant markets tracked by each of the underlying shares in general and the underlying constituent stocks in particular, and the risk of losing a significant portion or all of your investment in the securities.

￭There are risks associated with underlying shares that are ETFs. Although the underlying shares are listed for trading on a national securities exchange as specified herein under “Information About the Underlying Shares”, and a number of similar products have been traded on such exchange or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of such underlying shares or that there will be liquidity in the trading market. In addition:

December 2024	Page 13

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

Management Risk

Each of the underlying shares is subject to management risk, which is the risk that the investment strategy of the sponsor of the respective underlying shares as specified under “Information About the Underlying Shares” herein (each, a “sponsor”), the implementation of which is subject to a number of constraints, may not produce the intended results. The underlying shares are also not actively managed and may be affected by a general decline in market segments relating to their respective target indices. The sponsor of each of the underlying shares invests in securities included in, or representative of, its target index regardless of their investment merits. The sponsors do not attempt to take defensive positions in declining markets. Accordingly, the performance of the underlying shares could be lower than other types of funds that may actively shift portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.

Custody and Liquidity Risk

Under continuous listing standards, each of the underlying shares will be required to confirm on an ongoing basis that the components of its target index satisfy the applicable listing requirements. In the event that the target index for any of the underlying shares does not comply with the applicable listing requirements, such underlying shares would be required to rectify such non-compliance by requesting that the sponsor of its target index modify such target index, adopting a new target index or obtain relief from the SEC. There can be no assurance that the sponsor would so modify the target index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in such underlying shares being delisted.

Tracking and Underperformance Risk

In addition to the risk that any of the underlying shares may not track its target index due to management risk, as discussed above, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of its target index. Also, corporate actions with respect to its underlying constituent stocks (such as mergers and spin-offs) may impact the performance differential between such underlying shares and its target index. Finally, because the underlying shares are traded on a national securities exchange and are subject to market supply and investor demand, the market value of one share of any of the underlying shares may differ from the net asset value per share of such underlying shares.

For all of the foregoing reasons, the performance of any of the underlying shares may not correlate with the performance of its target index. Consequently, the return on the securities will not be the same as investing directly in such underlying shares, its underlying constituent stocks or in its target index or the securities comprising its target index, and will not be the same as investing in a debt security with payments linked to the performance of its target index. This variation in performance is called “tracking error” and, at times, the tracking error may be significant.

￭The securities are subject to risks associated with the energy sector. The target index for the shares of the Energy Select Sector SPDR® Fund is an index of stocks of companies representing the energy sector of the S&P 500® Index, as described under “Information About the Underlying Shares” and, accordingly, will be more affected by the performance of the energy sector than an ETF that is more diversified. Energy companies typically develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events, exchange rates and economic conditions will likewise affect the performance of these companies. Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for energy companies' products or services or for energy products and services in general, as well as negative developments in these other areas, could adversely impact performance of energy sector companies. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, geopolitical events, outbreaks of war and other hostilities, changes in supply and demand based on public health emergencies and general economic conditions. The performance of companies in the energy sector may also be negatively affected by the outcome of environmental damage claims and other sources of litigation.

￭The securities are subject to risks associated with the utilities sector. The target index for the shares of the Utilities Select Sector SPDR® Fund is an index of stocks of companies representing the utilities sector of the S&P 500® Index, as described under “Information About the Underlying Shares” and, accordingly, will be more affected by the performance of the utilities sector than an ETF that is more diversified. Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities, and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company's earnings and dividends in times of decreasing costs, but conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to

December 2024	Page 14

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company's equipment unusable or obsolete and negatively impact profitability.

￭The securities are subject to risks associated with the health care sector. The target index for the shares of the Health Care Select Sector SPDR® Fund is an index of stocks of companies representing the heath care sector of the S&P 500® Index, as described under “Information About the Underlying Shares” and, accordingly, will be more affected by the performance of the health care sector than an ETF that is more diversified. The Health Care Select Sector SPDR® Fund is comprised of the stocks of companies in the health care sector, which are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure and an increased emphasis on outpatient services. Companies in the health care sector are heavily dependent on patent protection and the process of obtaining patent approval can be long and costly. The expiration of patents may adversely affect the profitability of the companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of these companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market.

￭There is no affiliation among the underlying constituent stock issuers, the sponsors of the respective target indices or of the respective underlying shares, and us or SCUSA. BNS, SCUSA and our other affiliates may currently, or from time to time in the future, engage in business with the underlying constituent stock issuers, the sponsors of the target indices or the underlying shares. None of us, SCUSA or any of our other affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the underlying shares or its underlying constituent stocks. You should make your own investigation into the underlying shares, sponsors of the target indices and the underlying shares and the underlying constituent stock issuers. See the section below entitled “Information About the Underlying Shares” herein for additional information about the underlying shares.

￭BNS cannot control actions by any sponsor and no sponsor has any obligation to consider your interests. The relevant sponsor may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies concerning the calculation of the net asset value (“NAV”) per share of the underlying shares, additions, deletions or substitutions of securities in the applicable target index and the manner in which changes affecting the applicable target index are reflected in the underlying shares that could affect the market price of the underlying shares, and therefore, the amount payable on the securities. The amount payable on the securities and their market value could also be affected if the sponsor changes these policies, for example, by changing the manner in which it calculates the NAV per share of the underlying shares, or if the sponsor discontinues or suspends publication of the NAV per share of the underlying shares, in which case it may become difficult to determine the market value of your securities. If events such as these occur, the calculation agent may be required to make discretionary judgments that affect the return you receive on the securities.

￭Changes affecting a target index could have an adverse effect on the market value of, and return on, the securities. The sponsor of any of the underlying shares’ target index owns such target index and is responsible for the design and maintenance of such target index. The policies of the sponsor concerning the calculation of such target index, including decisions regarding the addition, deletion or substitution of the equity securities included in such target index, could affect the level of such target index and, consequently, could affect the market price of the shares of any of the underlying shares and, therefore, the amount payable on the Securities and their market value. The sponsor may discontinue or suspend calculation or dissemination of its target index. Any such actions could have a material adverse effect on the market value of, and return on, the securities.

Risks Relating to Estimated Value and Liquidity

￭BNS’ initial estimated value of the securities at the time of pricing (when the terms of your securities are set on the pricing date) will be lower than the issue price of the securities. BNS’ initial estimated value of the securities is only an estimate. The issue price of the securities will exceed BNS’ initial estimated value. The difference between the issue price of the securities and BNS’ initial estimated value reflects costs associated with selling and structuring the securities, as well as hedging its obligations under the securities. Therefore, the economic terms of the securities are less favorable to you than they would have been if these expenses had not been paid or had been lower.

December 2024	Page 15

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

￭Neither BNS’ nor SCUSA’s estimated value of the securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities. BNS’ initial estimated value of the securities and SCUSA’s estimated value of the securities at any time are determined by reference to BNS’ internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for BNS’ conventional fixed-rate debt securities and the borrowing rate BNS would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, BNS’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for BNS’ conventional fixed-rate debt. If the interest rate implied by the credit spreads for BNS’ conventional fixed-rate debt securities, or the borrowing rate BNS would pay for its conventional fixed-rate debt securities were to be used, BNS would expect the economic terms of the securities to be more favorable to you. Consequently, the use of an internal funding rate for the securities increases the estimated value of the securities at any time and has an adverse effect on the economic terms of the securities.

￭BNS’ initial estimated value of the securities does not represent future values of the securities and may differ from others’ (including SCUSA’s) estimates. BNS’ initial estimated value of the securities is determined by reference to its internal pricing models when the terms of the securities are set. These pricing models consider certain factors, such as BNS’ internal funding rate on the pricing date, the expected term of the securities, market conditions and other relevant factors existing at that time, and BNS’ assumptions about market parameters, which can include volatility of the underlying shares, correlation of the underlying shares, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by SCUSA) could provide valuations for the securities that are different, and perhaps materially lower, from BNS’ initial estimated value. Therefore, the price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) may be materially lower than BNS’ initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

￭The securities have limited liquidity. The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. SCUSA and any other affiliates of BNS intend, but are not required, to make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which SCUSA is willing to purchase the securities from you. If at any time SCUSA does not make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) will be based on SCUSA’s estimated value of your securities. SCUSA’s estimated value of the securities is determined by reference to its pricing models and takes into account BNS’ internal funding rate. The price at which SCUSA would initially buy or sell your securities in the secondary market (if SCUSA makes a market, which it is not obligated to do) exceeds SCUSA’s estimated value of your securities at the time of pricing. As agreed by SCUSA and the distribution participants, this excess is expected to decline to zero over the period specified under “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if SCUSA buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to SCUSA’s pricing models at that time. The price at which SCUSA will buy or sell your securities at any time also will reflect its then-current bid and ask spread for similar sized trades of structured notes. If SCUSA calculated its estimated value of your securities by reference to BNS’ credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities (as opposed to BNS’ internal funding rate), the price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) could be significantly lower.

SCUSA’s pricing models consider certain variables, including principally BNS’ internal funding rate, interest rates (forecasted, current and historical rates), the volatility of the underlying shares, the correlation of the underlying shares, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of the securities determined by reference to SCUSA’s models, taking into account BNS’ internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. See “— The price of the securities prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount” herein.

In addition to the factors discussed above, the value and quoted price of the securities at any time will reflect many factors and cannot be predicted. If SCUSA makes a market in the securities, the price quoted by SCUSA would reflect any changes in market conditions and other relevant factors, including any deterioration in BNS’ creditworthiness or perceived creditworthiness. These changes may adversely affect the value of the securities, including the price you may receive for the securities in any market making transaction. To the extent that SCUSA makes a market in the securities, the quoted price will reflect the estimated value determined by reference to SCUSA’s pricing models at that time, plus or minus SCUSA’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

December 2024	Page 16

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that SCUSA or any other party will be willing to purchase your securities at any price and, in this regard, SCUSA is not obligated to make a market in the securities. See “— The securities have limited liquidity” herein.

￭The price of the securities prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount. The price at which the notes may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the prices of the underlying shares over the full term of the securities, (ii) volatility of the prices of the underlying shares and their respective underlying constituent stocks and the market's perception of future volatility of the foregoing, (iii) the correlation of the underlying shares and the market’s perception of future correlation of the underlying shares, (iv) changes in interest rates generally, (v) any actual or anticipated changes in our credit ratings or credit spreads, (vi) dividend yields on the underlying constituent stocks and (vii) time remaining to maturity. In particular, because the provisions of the securities relating to the contingent quarterly coupons and the payment at maturity behave like options, the value of the securities will vary in ways which are non-linear and may not be intuitive. Depending on the actual or anticipated prices of the underlying shares and other relevant factors, the market value of the securities may decrease and you may receive substantially less than the stated principal amount if you sell your securities prior to maturity regardless of the prices of the underlying shares at such time. See “Additional Risk Factors Specific to the Notes — Risks Relating to Liquidity — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” in the accompanying product supplement.

Risks Relating to General Credit Characteristics

￭Payments on the securities are subject to the credit risk of BNS. The securities are senior unsecured debt obligations of BNS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. As a result, BNS’ actual and perceived creditworthiness may affect the market value of the securities. If BNS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose your entire investment in the securities.

Risks Relating to Hedging Activities and Conflicts of Interest

￭Hedging activities by BNS and SCUSA may negatively impact investors in the securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the securities. We, SCUSA or one or more of our other affiliates has hedged or expects to hedge our obligations under the securities. Such hedging transactions may include entering into swap or similar agreements, purchasing underlying shares, the underlying constituent stocks and/or purchasing futures, options and/or other instruments linked to one or more underlying shares and/or one or more of the underlying constituent stocks. We, SCUSA or one or more of our other affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to one or more underlying shares and/or one or more of the underlying constituent stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the final determination date. We, SCUSA or one or more of our other affiliates may also enter into, adjust and unwind hedging transactions relating to other basket- or equity-linked securities whose returns are linked to changes in the price of the underlying shares and/or one or more underlying shares and/or the underlying constituent stocks. Any of these hedging activities may adversely affect the price of the underlying shares—directly or indirectly by affecting the price of their underlying constituent stocks — and therefore the market value of the securities and the amount you will receive, if any, on the securities.

You should expect that these transactions will cause BNS, SCUSA or our other affiliates, or our clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the securities. None of BNS, SCUSA or any of our other affiliates will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities, and any of the foregoing may receive substantial returns with respect to these hedging activities while the value of, and return on, the securities declines.

￭The calculation agent can make antidilution and other adjustments that may adversely affect the market value of, and any amounts payable on, the securities. For antidilution and certain other events affecting the underlying shares, the calculation agent may make adjustments to the initial share price, coupon threshold price, downside threshold price, closing price and/or final share price, as applicable, and any other term of the securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying shares. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and any payment on, the securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or this document as necessary to achieve an equitable result. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of, and any amounts payable on, the securities.

December 2024	Page 17

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

Following a de-listing, liquidation or termination of the underlying shares, the payment at maturity may be based on a share of another exchange-traded fund or calculated by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the underlying shares. See “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Adjustments to a Reference ETF” in the accompanying product supplement.

￭We, SCUSA and our other affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us and the sponsor and/or the underlying constituent stock issuers and the market activities by us, SCUSA or our other affiliates for our or their own respective accounts or for our clients could negatively impact investors in the securities. We, SCUSA and our other affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, trustee, market maker, trader, prime broker or lender. In those and other capacities, we, SCUSA and/or our other affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the securities or other securities that we have issued), the underlying shares, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the price of the underlying shares and/or the value of the securities. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us, the sponsor and/or the underlying constituent stock issuers, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the price of the underlying shares and the market for your securities, and you should expect that our interests and those of SCUSA and/or our other affiliates, clients or counterparties, will at times be adverse to those of investors in the securities.

You should expect that we, SCUSA, and our other affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the securities or other securities that we may issue, the underlying shares, the underlying constituent stocks, or other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the securities. In addition, in connection with these activities, certain personnel within us, SCUSA or our other affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the securities.

We, SCUSA and our other affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the securities or other securities that we may issue, the underlying shares or other securities or instruments similar to or linked to the foregoing. Investors in the securities should expect that we, SCUSA and our other affiliates offer securities, financial instruments, and other products that may compete with the securities for liquidity or otherwise.

￭Activities conducted by BNS and its affiliates may impact the market price of the underlying shares and the value of the securities. Trading or transactions by BNS, SCUSA or our other affiliates in the underlying shares or any underlying constituent stocks, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying shares or any underlying constituent stocks may adversely affect the price of the underlying shares or underlying constituent stocks and, therefore, the market value of the securities and the likelihood of a contingent quarterly coupon being paid on any contingent coupon payment date. See “—     Hedging activities by BNS and SCUSA may negatively impact investors in the securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the securities “ for additional information regarding hedging-related transactions and trading.

￭The calculation agent will have significant discretion with respect to the securities, which may be exercised in a manner that is adverse to your interests. The calculation agent will be an affiliate of BNS. The calculation agent will determine whether the contingent quarterly coupon is payable to you on any contingent coupon payment date and the payment at maturity of the securities, if any, based on observed closing prices of the underlying shares. The calculation agent can postpone the determination of the closing price or final share price (and therefore the related contingent coupon payment date or maturity date, as applicable) if a market disruption event occurs and is continuing with respect to the underlying shares on any determination date (including the final determination date).

￭BNS and its affiliates may publish research or make opinions or recommendations that are inconsistent with an investment in the securities. BNS, SCUSA and our other affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by BNS, SCUSA or our other affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying shares to which the securities are linked.

December 2024	Page 18

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

Risks Relating to Canadian and U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Additional Information About the Securities — Tax Considerations” and “— Material Canadian Income Tax Consequences” herein.

December 2024	Page 19

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

Information About the Underlying Shares

All disclosures contained in this document regarding each of the underlying shares are derived from publicly available information. BNS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying shares. You should make your own investigation into each of the underlying shares.

The Energy Select Sector SPDR® Fund

We have derived all information contained herein regarding the Fund and its Fund Underlying index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, SSGA Funds Management, Inc. the sponsor of the Fund, and S&P Dow Jones Indices LLC, the sponsor of the Fund Underlying Index.

The Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Energy Select Sector Index (its “Fund Underlying Index”) which, in turn, tracks the performance of all components of the S&P 500® Index in the energy sector. The Fund trades on the NYSE Arca under the ticker symbol “XLE”. The Fund Underlying Index is one of the Select Sector sub-indices of the S&P 500® Index. Please see “Exchange-Traded Funds — The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information regarding the Fund and the sponsor of the Fund. Additional information regarding the Fund, including its portfolio holdings, may be available on the Fund sponsor’s website.

Information as of market close on December 5, 2024:

Bloomberg Ticker Symbol:	XLE UP <Equity>	52 Week High (on April 5, 2024):	$98.08
Current Share Price:	$92.59	52 Week Low (on January 18, 2024):	$79.91
52 Weeks Ago (on December 5, 2023):	$83.15

December 2024	Page 20

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the XLE Shares for the specified period. The closing price of the XLE Shares on December 5, 2024 was $92.59 (its “hypothetical initial share price”). The associated graph shows the closing prices of the XLE Shares for each day from January 1, 2019 to December 5, 2024. The dotted lines represent its hypothetical downside threshold price and its hypothetical coupon threshold price of $69.4425, and its hypothetical call threshold price of $92.59, which are equal to 75% and 100%, respectively, of its hypothetical initial share price. The actual coupon threshold price, downside threshold price and call threshold price will be set on the pricing date. We obtained the information in the table below from Bloomberg without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the XLE Shares should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the XLE Shares at any time, including the determination dates.

Energy Select Sector SPDR® Fund	High	Low	Period End
2019
First Quarter	$67.29	$57.90	$66.12
Second Quarter	$68.61	$58.77	$63.71
Third Quarter	$64.44	$55.85	$59.20
Fourth Quarter	$61.99	$55.90	$60.04
2020
First Quarter	$60.87	$23.57	$29.06
Second Quarter	$46.86	$27.62	$37.85
Third Quarter	$38.58	$29.95	$29.95
Fourth Quarter	$41.60	$27.71	$37.90
2021
First Quarter	$53.57	$37.96	$49.06
Second Quarter	$56.19	$47.07	$53.87
Third Quarter	$54.81	$45.79	$52.09
Fourth Quarter	$59.14	$53.01	$55.50
2022
First Quarter	$78.75	$57.22	$76.44
Second Quarter	$92.28	$70.66	$71.51
Third Quarter	$84.09	$67.49	$72.02
Fourth Quarter	$94.08	$76.09	$87.47
2023
First Quarter	$93.11	$76.97	$82.83
Second Quarter	$87.23	$76.59	$81.17
Third Quarter	$93.36	$79.09	$90.39
Fourth Quarter	$91.96	$81.20	$83.84
2024
First Quarter	$94.41	$79.91	$94.41
Second Quarter	$98.08	$88.04	$91.15
Third Quarter	$93.39	$84.35	$87.80
Fourth Quarter (through December 5, 2024)	$97.27	$87.84	$92.59

December 2024	Page 21

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

XLE Shares – Daily Closing Prices January 1, 2019 to December 5, 2024

December 2024	Page 22

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

The Utilities Select Sector SPDR® Fund

We have derived all information contained herein regarding the Utilities Select Sector SPDR® Fund and its target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, SSGA Funds Management, Inc. the sponsor of the Utilities Select Sector SPDR® Fund, and the sponsor of the target index.

The Utilities Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Utilities Select Sector Index (the “target index”) which, in turn, tracks the performance of all components of the S&P 500® Index in the utilities sector. The Utilities Select Sector SPDR® Fund trades on the NYSE Arca under the ticker symbol “XLU”. Please see “Exchange-Traded Funds — The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information regarding the Utilities Select Sector SPDR® Fund and the sponsor. Additional information regarding the Utilities Select Sector SPDR® Fund, including its portfolio holdings, may be available on the sponsor’s website.

Information as of market close on December 5, 2024:

Bloomberg Ticker Symbol:	XLU UP <Equity>	52 Week High (on November 29, 2024):	$82.93
Current Share Price:	$80.69	52 Week Low (on January 24, 2024):	$59.95
52 Weeks Ago (on December 5, 2023):	$62.83

December 2024	Page 23

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the XLU Shares for the specified period. The closing price of the XLU Shares on December 5, 2024 was $80.69 (its “hypothetical initial share price”). The associated graph shows the closing prices of the XLU Shares for each day from January 1, 2019 to December 5, 2024. The dotted lines represent its hypothetical downside threshold price and its hypothetical coupon threshold price of $60.5175, and its hypothetical call threshold price of $80.69, which are equal to 75% and 100%, respectively, of its hypothetical initial share price. The actual coupon threshold price, downside threshold price and call threshold price will be set on the pricing date. We obtained the information in the table below from Bloomberg without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the XLU Shares should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the XLU Shares at any time, including the determination dates.

Utilities Select Sector SPDR® Fund	High	Low	Period End
2019
First Quarter	$58.96	$52.00	$58.17
Second Quarter	$61.24	$56.94	$59.63
Third Quarter	$64.93	$59.29	$64.74
Fourth Quarter	$64.82	$61.37	$64.62
2020
First Quarter	$70.98	$44.93	$55.41
Second Quarter	$62.83	$51.79	$56.43
Third Quarter	$61.49	$56.70	$59.38
Fourth Quarter	$66.76	$59.98	$62.70
2021
First Quarter	$64.15	$58.36	$64.04
Second Quarter	$67.72	$63.23	$63.23
Third Quarter	$70.07	$63.56	$63.88
Fourth Quarter	$71.58	$63.88	$71.58
2022
First Quarter	$74.54	$65.03	$74.46
Second Quarter	$76.96	$64.87	$70.13
Third Quarter	$78.12	$65.51	$65.51
Fourth Quarter	$72.67	$61.52	$70.50
2023
First Quarter	$72.08	$63.70	$67.69
Second Quarter	$69.97	$64.34	$65.44
Third Quarter	$68.46	$58.83	$58.93
Fourth Quarter	$65.96	$56.19	$63.33
2024
First Quarter	$65.65	$59.95	$65.65
Second Quarter	$72.87	$62.77	$68.14
Third Quarter	$80.78	$67.67	$80.78
Fourth Quarter (through December 5, 2024)	$82.93	$77.20	$80.69

December 2024	Page 24

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

XLU Shares – Daily Closing Prices January 1, 2019 to December 5, 2024

December 2024	Page 25

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

The Health Care Select Sector SPDR® Fund

We have derived all information contained herein regarding the Health Care Select Sector SPDR® Fund and its target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, SSGA Funds Management, Inc. the sponsor of the Health Care Select Sector SPDR® Fund, and the sponsor of the target index.

The Health Care Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Health Care Sector Index (the “target index”) which, in turn, tracks the performance of all components of the S&P 500® Index in the health care sector. The Health Care Select Sector SPDR® Fund trades on the NYSE Arca under the ticker symbol “XLV”. Please see “Exchange-Traded Funds — The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information regarding the Health Care Select Sector SPDR® Fund and the sponsor. Additional information regarding the Health Care Select Sector SPDR® Fund, including its portfolio holdings, may be available on the sponsor’s website.

Information as of market close on December 5, 2024:

Bloomberg Ticker Symbol:	XLV UP <Equity>	52 Week High (on September 16, 2024):	$157.24
Current Share Price:	$145.10	52 Week Low (on December 7, 2023):	$131.85
52 Weeks Ago (on December 5, 2023):	$131.91

December 2024	Page 26

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the XLV Shares for the specified period. The closing price of the XLV Shares on December 5, 2024 was $145.10 (its “hypothetical initial share price”). The associated graph shows the closing prices of the XLV Shares for each day from January 1, 2019 to December 5, 2024. The dotted lines represent its hypothetical downside threshold price and its hypothetical coupon threshold price of $108.825, and its hypothetical call threshold price of $145.10, which are equal to 75% and 100%, respectively, of its hypothetical initial share price. The actual coupon threshold price, downside threshold price and call threshold price will be set on the pricing date. We obtained the information in the table below from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the XLV Shares should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the XLV Shares at any time, including the determination dates.

Health Care Select Sector SPDR® Fund	High	Low	Period End
2019
First Quarter	$92.95	$83.47	$91.75
Second Quarter	$93.73	$85.78	$92.64
Third Quarter	$94.40	$88.76	$90.13
Fourth Quarter	$103.11	$87.95	$101.86
2020
First Quarter	$104.73	$74.62	$88.58
Second Quarter	$103.92	$85.21	$100.07
Third Quarter	$109.44	$100.71	$105.48
Fourth Quarter	$113.44	$101.66	$113.44
2021
First Quarter	$118.50	$110.80	$116.74
Second Quarter	$126.03	$116.39	$125.95
Third Quarter	$136.85	$127.07	$127.30
Fourth Quarter	$141.49	$125.34	$140.89
2022
First Quarter	$139.44	$126.55	$136.99
Second Quarter	$142.83	$119.89	$128.24
Third Quarter	$134.29	$121.11	$121.11
Fourth Quarter	$140.10	$121.85	$135.85
2023
First Quarter	$135.82	$124.15	$129.46
Second Quarter	$135.66	$126.74	$132.73
Third Quarter	$136.24	$128.74	$128.74
Fourth Quarter	$136.38	$123.14	$136.38
2024
First Quarter	$147.86	$138.48	$147.73
Second Quarter	$147.09	$138.43	$145.75
Third Quarter	$157.24	$143.30	$154.02
Fourth Quarter (through December 5, 2024)	$154.74	$141.21	$145.10

December 2024	Page 27

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about December 14, 2026

All Payments on the Securities Based on the Worst Performing of the Shares of the Energy Select Sector SPDR® Fund, the Shares of the Utilities Select Sector SPDR® Fund and the Shares of the Health Care Select Sector SPDR® Fund

Principal at Risk Securities

XLV Shares – Daily Closing Prices January 1, 2019 to December 5, 2024

This document relates only to the securities offered hereby and does not relate to the underlying shares or other securities linked to the underlying shares. We have derived all disclosures contained in this document regarding the underlying shares from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying shares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding any of the underlying shares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying shares could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of any of the underlying shares.

December 2024	Page 28

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each contingent coupon payment date shall be the date one business day prior to such scheduled contingent coupon payment date.
Trustee:	Computershare Trust Company, N.A.
Calculation agent:	Scotia Capital Inc.
Trading day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Business day:	As specified in the product supplement under "General Terms of the Notes — Special Calculation Provisions — Business Day".
Tax redemption:

Notwithstanding anything to the contrary in the accompanying product supplement, the provisions set forth under “General Terms of the Notes — Payment of Additional Amounts” and “General Terms of the Notes — Tax Redemption” shall not apply to the securities.

Canadian bail-in:	The securities are not bail-inable debt securities under the CDIC Act.
Terms incorporated:

All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this document, and for purposes of the foregoing, the terms used herein mean the corresponding terms as defined in the accompanying product supplement, as specified below:

	Term used herein	Corresponding term in the accompanying product supplement
	underlying shares	reference asset
	underlying constituent stocks	reference asset constituents
	stated principal amount	principal amount
	original issue date	issue date
	determination dates	valuation dates
	final determination date	final valuation date
	contingent quarterly coupon	contingent coupon
	closing price	closing value
	initial share price	initial value
	call threshold price	call threshold
	final share price	final value
	underlying return	reference asset return
	coupon threshold price	contingent coupon barrier value
	downside threshold price	barrier value

In addition to those terms, the following two sentences are also so incorporated into the master note: BNS confirms that it fully understands and is able to calculate the effective annual rate of interest applicable to the securities based on the methodology for calculating per annum rates provided for in the securities. BNS irrevocably agrees not to plead or assert Section 4 of the Interest Act (Canada), whether by way of defense or otherwise, in any proceeding relating to the securities.

December 2024	Page 29

Additional information regarding estimated value of the securities:

On the cover page of this pricing supplement, BNS has provided the initial estimated value range for the securities. This range of estimated values was determined by reference to BNS’ internal pricing models, which take into consideration certain factors, such as BNS’ internal funding rate on the pricing date and BNS’ assumptions about market parameters. For more information about the initial estimated value, see “Risk Factors — Risks Relating to Estimated Value and Liquidity” herein.

The economic terms of the securities (including the call threshold price, contingent quarterly coupon, coupon threshold price and downside threshold price) are based on BNS’ internal funding rate, which is the rate BNS would pay to borrow funds through the issuance of similar market-linked securities and the economic terms of certain related hedging arrangements. Due to these factors, the issue price you pay to purchase the securities will be greater than the initial estimated value of the securities. BNS’ internal funding rate is typically lower than the rate BNS would pay when it issues conventional fixed rate debt securities as discussed further under “Risk Factors — Risks Relating to Estimated Value and Liquidity — Neither BNS’ nor SCUSA’s estimated value of the securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities”. BNS’ use of its internal funding rate reduces the economic terms of the securities to you. We urge you to read the “Risk Factors” in this pricing supplement for additional information.

Material Canadian income tax consequences:

See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement. In addition to the assumptions, limitations and conditions described therein, such discussion “assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, BNS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying shares. If your securities are so treated, any contingent quarterly coupon that is paid by BNS (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts attributable to any contingent quarterly coupon, you should generally recognize capital gain or loss upon the taxable disposition (including cash settlement) of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent quarterly coupon or any amount attributable to any accrued but unpaid contingent quarterly coupon) and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (and, otherwise, short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your securities prior to a contingent coupon payment date, but that could be attributed to an expected contingent quarterly coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

December 2024	Page 30

Except to the extent otherwise required by law, BNS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.

Section 1260. Because the underlying shares would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the securities could be treated as a constructive ownership transaction under Section 1260 of the Code. If the securities were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any gain that you recognize upon the taxable disposition of your securities could be recharacterized as ordinary income and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.

 Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether a holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent quarterly coupons and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code (discussed above) should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.

December 2024	Page 31

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent quarterly coupons is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, we currently do not intend to treat contingent quarterly coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 as subject to U.S. withholding tax and we currently do not intend to withhold any tax on contingent quarterly coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether the sponsor of any of the underlying shares would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of sponsor of any of the underlying shares as a USRPHC and/or the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to any underlying shares or any underlying constituent stock, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

December 2024	Page 32

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying shares, underlying constituent stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying shares, underlying constituent stocks or the securities. If you enter, or have entered, into other transactions in respect of the underlying shares, underlying constituent stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any contingent quarterly coupon with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of BNS).

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

SCUSA, our affiliate, will purchase the securities at the stated principal amount and, as part of the distribution of the securities, will sell the securities to Morgan Stanley Wealth Management with an underwriting discount of $22.50 reflecting a fixed sales commission of $17.50 and a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. BNS or an affiliate may also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

December 2024	Page 33

BNS, SCUSA or any other affiliate of BNS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, BNS, SCUSA, any other affiliate of BNS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless BNS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — SCUSA is an affiliate of BNS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, BNS will receive the gross proceeds from the initial public offering of the securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. SCUSA is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

In the ordinary course of their various business activities, SCUSA, and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of BNS. SCUSA, and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

SCUSA and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than BNS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including SCUSA’s or any affiliates’ customary bid-ask spreads) at which SCUSA or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the initial estimated value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that SCUSA may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, SCUSA and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the initial estimated value of the securities, see “Risk Factors” herein.

Prohibition of sales to EEA retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

December 2024	Page 34

Prohibition of sales to United Kingdom retail investors:

The only categories of person in the United Kingdom to whom this document may be distributed are those persons who (i) have professional experience in matters relating to investments falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons in (i)-(iii) above together being referred to as “Relevant Persons”). This document is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This document may only be provided to persons in the United Kingdom in circumstances where section 21(1) of FSMA does not apply to BNS. The securities are not being offered to “retail investors” within the meaning of the Packaged Retail and Insurance-based Investment Products Regulations 2017 and accordingly no Key Information Document has been produced under these regulations.

December 2024	Page 35